Exhibit 99.1

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(With Independent Auditors’ Report Thereon)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Table of Contents

Page(s)

 Independent Auditors’ Report

The Members
Quantum Global Technologies, LLC:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Quantum Global Technologies, LLC and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, changes in members’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quantum Global Technologies, LLC and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2017, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matters

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. As disclosed in note 2 to the consolidated financial statements, in 2017 and 2016 the Company was not in compliance with all of the required financial covenants under the U.S. credit facilities with commercial banks resulting in an event of default under the credit agreement. In connection with various modifications to the credit agreement the bank agreed to: waive all existing covenant violations through 2017;

1

modify the required financial covenants; and to extend the maturity date of the U.S. credit facilities, most recently to June 30, 2018. In addition, the Company did not make the required repayment of the senior subordinated notes originally due in May 2016 (extended due date of March 31, 2017).

In August 2016 the Series B investors exercised their “put” right to require the Company to redeem the Series B Preferred units and warrants held by these investors at an agreed-upon amount. The Company was unable to pay the obligation by the due date. In May 2017 the Series B investors revoked the “put”, and subsequently re-exercised it in September 2017. The Company contends that the Series B investors do not have the right to revoke the August 2016 exercise of their “put” right and, as discussed in note 13, this matter is subject to litigation among the parties. The resolution of this legal matter may result in a change in the recorded amount of the redeemed members’ interest obligation and accrued interest thereon.

The Company does not have the ability to repay all of its current debt obligations including the redeemed members’ interest obligation. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustment that might result from the outcome of the going concern and litigation uncertainties. Our opinion is not modified with respect to these matters.

/s/ KPMG LLP

Philadelphia, Pennsylvania
June 13, 2018

2

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2017 and 2016

Assets	2017	2016
Current assets:
Cash	$30,311,828	11,853,950
Accounts receivable, net of allowance for doubtful accounts of
$203,702 in 2017 and $172,455 in 2016	18,840,092	17,115,766
Prepaid expenses and other	4,843,713	3,683,903
Total current assets	53,995,633	32,653,619
Property and equipment, net	88,489,134	76,054,782
Intangible assets, net	4,594,429	6,977,918
Goodwill	6,332,190	6,332,190
Other assets	6,929,711	5,977,715
Total assets	$160,341,097	127,996,224

Liabilities and Members’ Equity (Deficit)

Current liabilities:
Current portion of debt	$33,873,855	34,551,688
Redeemed members’ interests	60,395,000	60,395,000
Accounts payable	7,343,746	3,211,190
Accrued expenses and other	19,883,473	12,471,926
Total current liabilities	121,496,074	110,629,804

Long-term liabilities:
Debt, net of current portion	19,517,894	13,911,580
Stock purchase obligation	10,900,000	8,905,088
Deferred tax liability	829,533	661,945
Other	3,028,845	2,930,173
Total liabilities	155,772,346	137,038,590

Commitments and contingencies (notes 13 and 16)
Members’ equity (deficit) (includes preferred member units – note 9)	4,568,751	(9,042,366)
Total liabilities and members’ equity (deficit)	$160,341,097	127,996,224

See accompanying notes to consolidated financial statements.

3

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Net sales	$217,888,737	185,428,841	178,724,805
Cost and expenses:
Cost of sales (excluding depreciation and amortization)	88,843,639	77,844,245	75,017,982
Other operating expenses	37,904,593	37,759,783	36,093,879
General and administrative	30,603,038	26,106,873	25,463,831
Selling	8,253,728	6,536,470	6,319,680
Research, development, and engineering	7,591,218	6,734,912	6,216,954
Depreciation and amortization	14,437,864	14,981,924	11,510,318
Total operating expenses	187,634,080	169,964,207	160,622,644
Income from operations	30,254,657	15,464,634	18,102,161
Other expense (income):
Interest expense	8,029,532	4,130,170	4,350,186
Interest income	(56,733)	(22,477)	(37,797)
Warrant liability	—	2,887,296	(1,229,377)
Other, net	(1,433,572)	(792,792)	(920,978)
Total other expense (income)	6,539,227	6,202,197	2,162,034
Income before income taxes	23,715,430	9,262,437	15,940,127
Income taxes	1,742,015	716,935	961,124
Net income	21,973,415	8,545,502	14,979,003
Less net income attributable to noncontrolling interests	(1,934,562)	(902,291)	(475,521)
Net income attributable to Quantum Global Technologies, LLC and subsidiaries	$20,038,853	7,643,211	14,503,482

See accompanying notes to consolidated financial statements.

4

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Net income	$21,973,415	8,545,502	14,979,003
Foreign currency translation adjustments	2,602,858	1,287,668	(1,456,808)
Change in pension net actuarial loss, net of income taxes	(78,852)	(115,467)	(125,484)
Comprehensive income	24,497,421	9,717,703	13,396,711
Foreign currency translation adjustments attributable to
noncontrolling interests	(1,012,641)	497,518	496,462
Change in pension net actuarial loss, net of income taxes,
attributable to noncontrolling interests	11,039	16,165	17,568
Net comprehensive income attributable to Quantum Global Technologies, LLC and subsidiaries	$23,495,819	10,231,386	13,910,741

See accompanying notes to consolidated financial statements.

5

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity (Deficit)

Years ended December 31, 2017, 2016 and 2015

					Accumulated
	Series A	Series B			other
	Preferred	Preferred	Common	Treasury	comprehensive	Noncontrolling
	units	units	units	units	(loss) income	interests	Total
Balance, December 31, 2014	$541,472	69,352,329	(59,716,131)	(53,848)	(1,577,337)	5,243,475	13,789,960
Net income	—	—	14,503,482	—	—	475,521	14,979,003
Change in net actuarial loss, net of income tax benefit of $35,393	—	—	—	—	(107,916)	(17,568)	(125,484)
Foreign currency translation adjustments	—	—	—	—	(960,346)	(496,462)	(1,456,808)
Tax-related distributions	(714,919)	(2,619,517)	(2,455,146)	—	—	—	(5,789,582)
Accretion of preferred units	714,919	(4,840,479)	4,125,560	—	—	—	—
Accrual for payment due on Series B Preferred units	—	—	(2,823,650)	—	—	—	(2,823,650)
Exercise of options	—	—	62,500	—	—	—	62,500
Compensation expense from grants of unit options/ profit participation units	—	—	220,857	—	—	—	220,857
Balance, December 31, 2015	541,472	61,892,333	(46,082,528)	(53,848)	(2,645,599)	5,204,966	18,856,796
Net income	—	—	7,643,211	—	—	902,291	8,545,502
Change in net actuarial loss, net of income tax benefit of $28,458	—	—	—	—	(99,302)	(16,165)	(115,467)
Foreign currency translation adjustments	—	—	—	—	1,785,186	(497,518)	1,287,668
Tax-related distributions	(505,888)	(1,650,234)	(1,578,343)	—	—	—	(3,734,465)
Accretion of preferred units	505,888	1,650,234	(2,156,122)	—	—	—	—
Accrual for payment due on Series B Preferred units	—	—	(1,306,294)	—	—	—	(1,306,294)
Redemption of Series B Preferred units	—	(61,892,333)	29,137,449	—	—	—	(32,754,884)
Compensation expense from grants of unit options/ profit participation units	—	—	178,778	—	—	—	178,778
Balance, December 31, 2016	541,472	—	(14,163,849)	(53,848)	(959,715)	5,593,574	(9,042,366)
Net income	—	—	20,038,853	—	—	1,934,562	21,973,415
Change in net actuarial loss, net of income tax benefit of $15,335	—	—	—	—	(67,813)	(11,039)	(78,852)
Foreign currency translation adjustments	—	—	—	—	1,590,217	1,012,641	2,602,858
Tax-related distributions	(1,205,612)	(5,755,500)	(4,098,353)	—	—	—	(11,059,465)
Accretion of preferred units	1,205,612	5,755,500	(6,961,112)	—	—	—	—
Compensation expense from grants of unit options/ profit participation units	—	—	173,161	—	—	—	173,161
Balance, December 31, 2017	$541,472	—	(5,011,300)	(53,848)	562,689	8,529,738	4,568,751

See accompanying notes to consolidated financial statements

6

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Cash flows from operating activities:
Net income	$21,973,415	8,545,502	14,979,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	12,054,375	12,598,477	9,126,871
Amortization of intangible assets	2,383,489	2,383,447	2,383,447
Increase (decrease) in stock purchase obligation	1,994,912	1,477,864	(636,435)
Warrant expense (income)	—	2,887,296	(1,229,377)
Imputed interest expense	—	177,476	487,058
Amortization of debt issuance costs	108,662	141,523	248,975
Deferred income taxes	182,923	(273,328)	(400,188)
Deferred rent expense	124,656	(36,864)	(38,584)
Stock-based compensation charges	173,161	178,778	220,857
Net loss on disposal of property and equipment	152,645	797,219	320,239
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(1,724,326)	(584,673)	522,920
Prepaid expenses and other	(1,159,810)	(164,905)	(203,192)
Other assets	(1,060,658)	(2,481,667)	(307,577)
Accounts payable	3,789,488	(2,878,010)	2,340,149
Accrued expenses and other	6,599,112	1,625,620	(2,373,383)
Other liabilities	(120,171)	(49,208)	714,049
Net cash provided by operating activities	45,471,873	24,344,547	26,154,832
Cash flows from investing activities:
Purchase of property and equipment	(20,713,974)	(19,321,623)	(14,887,603)
Net cash used in investing activities	(20,713,974)	(19,321,623)	(14,887,603)
Cash flows from financing activities:
Borrowing from banks	11,662,295	3,210,466	8,433,945
Repayment of bank and other debt	(8,106,562)	(10,106,515)	(11,286,116)
Distributions to members	(11,059,465)	(3,734,465)	(5,789,582)
Proceeds from exercise of options	—	—	62,500
Net cash used in financing activities	(7,503,732)	(10,630,514)	(8,579,253)
Effect of foreign currency translation adjustment	1,203,711	1,718,981	(601,801)
Net increase (decrease) in cash	18,457,878	(3,888,609)	2,086,175
Cash at beginning of year	11,853,950	15,742,559	13,656,384
Cash at end of year	$30,311,828	11,853,950	15,742,559
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,257,228	3,490,340	3,648,479
Change in property and equipment purchases included in accounts payableand accrued expenses	1,155,503	—	—
Noncash activities:
Property and equipment acquired through issuance of note (see note 7(i))	$—	4,995,819	—
Accrual for payment due on Series B Preferred units	—	1,306,294	2,823,650

See accompanying notes to consolidated financial statements.

7

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(1)	Company Overview

Quantum Global Technologies, LLC (the Company) was formed on October 27, 2000 as a Delaware limited liability company. The Company operates under the Second Amended and Restated Limited Liability Company Agreement (the Agreement) dated May 12, 2011, and the owners of the Company are referred to as members. The Company is managed by the board of directors (the Board) and the Board acts by a majority vote. There are seven directors on the Board, with three directors appointed by the Class B Preferred members, three appointed by the Common members, and one is elected by the Common members but must be approved by the Class B Preferred members. Since the Company is in default on the senior subordinated notes due members (note 7(g)), the Class B members have the option to elect one of the three directors appointed by the Common members. As of June 13, 2018, the Class B Preferred members have not enforced such option. Upon repayment of the senior subordinated notes due members, one of the three directors appointed by the Class B Preferred members will be elected by the Common members. See note 8 for further description of the preferences and rights of the various classes of membership interests.

The Company provides outsourced tool part cleaning, restoration and surface conditioning services to the semiconductor, solar power, nanotechnology, advanced materials, and other industries. The Company also provides analytical testing and technical resources in the semiconductor, solar, and medical device manufacturing industries.

The Company has operations in the United States of America, Singapore, United Kingdom, Israel, Taiwan, Japan, South Korea, and China.

(2)	Going Concern

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. As disclosed in note 7, in 2017 and 2016 the Company was not in compliance with all of the required financial covenants under the U.S. credit facilities with commercial banks resulting in an event of default under the credit agreement. In connection with various modifications to the credit agreement the bank agreed to: waive all existing covenant violations through 2017; modify the required financial covenants; and to extend the maturity date of the U.S. credit facilities, most recently to June 30, 2018. In addition, the Company did not make the required repayment of the senior subordinated notes originally due in May 2016 (extended due date of March 31, 2017). Further, the Series B investors exercised their “put” right to require the Company to redeem the Series B Preferred units and warrants held by these investors, and the date of exercise of the “put” is subject to litigation between the Series B investors and the Company (see note 13). The Company does not have the ability to repay all of its current debt obligations including the redeemed members’ interest obligation. The Company is evaluating various alternatives, including negotiating with the Series B investors for repayment of the Company’s obligations to the Series B investors through a potential debt recapitalization of the Company.

Continuation of an entity as a going concern is assumed in financial reporting in the absence of significant information to the contrary. Ordinarily, information that significantly contradicts the going concern assumption relates to the entity’s inability to continue to meet its obligations as they become due without substantial disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations, or similar actions.

8	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The factors noted above raise substantial doubt about the Company’s ability to continue as a going concern, as the Company does not have the ability to satisfy the debt obligations in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(3)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and both its wholly-owned and majority-owned subsidiaries. The subsidiaries are as follows:

QuantumClean Technologies(S) Pte. Ltd.
Quantum Global Technologies – Scotland
QuantumClean Global – Israel Ltd.
Quantum Global Technologies Holding Company, LLC
Quantum Global Technologies – Korea
Quantum Global Technologies – Japan
Quantum Global Technologies Korea Co., Ltd.
Cinos Co., Ltd.
Cinos Xian Clean Technology, Ltd.
Quantum Global Technologies Company Limited – Taiwan Branch
Tainan Quantum Technologies Co. Ltd.

All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

(b)	Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment and intangibles, impairment analysis of such assets, and other contingencies.

(c)	Foreign Currency

The functional currency of the Company’s foreign operations is the local currency. The financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. Translation gains or losses from subsidiaries using local currency as the functional currency versus the U.S. dollar are included in comprehensive income.

9	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Realized and unrealized gains or losses on monetary assets or liabilities denominated in a currency other than the functional currency are included in other expense (income) in the accompanying consolidated statements of operations. Foreign currency transaction (gains) and losses were $135,601, ($119,218) and $372,884 for the years ended December 31, 2017, 2016 and 2015, respectively, and are included in other, net in the accompanying consolidated statements of operations.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. There were no cash equivalents at December 31, 2017 and 2016. The Company places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of the FDIC insurance limits of $250,000; however, the Company has not experienced any losses on such investments, and management believes the Company is not exposed to any significant credit risk on cash.

(e)	Accounts Receivable

Accounts receivable consists of trade receivables recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is managements’ estimate of the probable credit losses in the Company’s existing accounts receivable. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for doubtful accounts. The Company generally does not require collateral for trade receivables.

(f)	Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, renewals, and betterments are capitalized while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is computed by the straight-line and declining balance methods over the estimated useful lives of the related asset. The useful lives for machinery and equipment are five to seven years, office furniture and equipment are five to seven years, vehicles are five years, buildings are ten to forty years, information technology equipment are five years and software are five years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the asset. Upon retirement or disposal of assets, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is credited or charged to operations.

(g)	Intangible Assets

Intangible assets consist primarily of patents and process know-how, developed technology, customer relationships, trade names, and other intellectual property. Amortization is provided using the straight-line method over the estimated useful life of the asset.

10	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(h)	Goodwill

Goodwill represents the excess of the purchase price of an acquired company over the fair value of the assets acquired and liabilities assumed. Goodwill at December 31, 2017 and 2016 relates solely to the acquisition of a controlling interest in Cinos Co., Ltd. (see note 13(d)).

Goodwill is assessed annually for impairment during the fourth quarter of the respective fiscal year, as well as, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill impairment testing consists of a two-step process. Step 1 of the impairment test involves comparing the fair values of the applicable reporting units with their carrying values, including goodwill. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the Company performs Step 2 of the goodwill impairment test to determine the amount of impairment loss. Step 2 of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill against the carrying value of that goodwill. In performing the first step of the impairment test, the Company reconciles the aggregate estimated fair value of its reporting units to its enterprise value. Prior to testing for goodwill impairment, the Company is permitted to assess through qualitative factors whether circumstances exist, which would require performance of the prescribed two-step goodwill impairment test. Circumstances that could require an impairment test include, but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; competition; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or, otherwise, disposed; or results of testing for recoverability of a significant asset group within a reporting unit. The Company performed this qualitative assessment and determined no further test for impairment was required for the periods presented.

(i)	Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

(j)	Deferred Debt Issuance Costs

Deferred debt issuance costs are included in other assets in the accompanying consolidated balance sheets and the gross deferred debt issuance costs are being amortized over the term of the related debt.

11	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(k)	Deferred Rent

Certain of the Company’s operating leases contain either rent holidays and/or predetermined fixed escalations of minimum rentals during the original and/or extended lease terms. For these leases, the Company recognizes the related rent expense on a straight-line basis over the term of the lease and records the difference between the amounts charged to operations and amounts paid as deferred rent.

The term of the lease is the initial term plus assumed extensions. The Company also receives certain lease incentives in conjunction with entering into operating leases. These lease incentives are recorded as deferred rent at the beginning of the lease term and recognized as a reduction of rent expense over the lease term.

(l)	Revenue Recognition

The Company generates revenue primarily through providing cleaning, restoration, and surface conditioning on parts owned by customers and providing analytical testing services. Revenue is recognized when all services or conditions relating to the sale have been completed by the Company. Generally, this occurs when the part subject to the service has been shipped back to the customer.

(m)	Advertising Costs

Advertising costs are charged to expense as incurred. Total advertising costs, included in selling expenses in the accompanying consolidated statements of operations, were $100,293, $67,695 and $23,813 for the years ended December 31, 2017, 2016 and 2015, respectively.

(n)	Research and Development Costs

Research and development costs are charged to expense as incurred.

(o)	Stock-Based Compensation

The Company accounts for stock-based compensation under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation. Under this statement, the Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized on a straight-line basis over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period.

(p)	Income Taxes

The Company is a limited liability company and is treated as a partnership for income tax purposes. As a result, the income and losses of the Company are passed through to the members for federal and applicable state income tax purposes. Accordingly, no provision is made for domestic federal or applicable state income taxes in the accompanying consolidated financial statements. The foreign subsidiaries file separate company tax returns in the foreign jurisdictions in which they operate and pay tax on any income.

12	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

In the United States, tax filings for 2013 through present remain subject to examination by the U.S. taxing authorities. The foreign subsidiaries have years open to review ranging from 2013 through present.

(q)	Fair Value of Financial Instruments

The carrying values of financial instruments, consisting of accounts receivable, other current assets, accounts payable, and other current liabilities, approximate the fair values at December 31, 2017 and 2016 because of the short maturity of these instruments.

The Company follows the provisions of FASB ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The fair value hierarchy consists of three levels: Level 1 fair values are valuations based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those valuations based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Based on the terms of the Company’s credit facilities with banks and the primarily variable interest rates on the borrowings, the carrying value of the borrowings that were outstanding at December 31, 2017 and 2016 are considered to approximate the respective fair value. The fair value of the senior subordinated notes and junior subordinated notes due to members is not determinable because of the related-party nature of these instruments.

(r)	Pension Plan

The Company has a noncontributory defined benefit pension plan covering substantially all of the employees of Cinos Co., Ltd. upon their retirement. The benefits are based on expected years of service and average compensation.

The Company records annual amounts relating to the pension plan based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under the plan are reasonable based on its experience and market conditions.

The net period costs are recognized as employees render the services necessary to earn the postretirement benefits.

13	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(s)	Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through June 13, 2018, the date the consolidated financial statements were available to be issued.

(4)	Property and Equipment, Net

At December 31, 2017 and 2016, property and equipment include the following:

	2017	2016
Land	$14,571,784	10,846,064
Buildings	15,949,600	13,884,685
Leasehold improvements	23,844,417	21,026,722
Machinery and equipment	63,447,057	53,372,746
Information technology equipment	3,545,657	3,429,191
Software	2,696,094	2,294,393
Office furniture and equipment	1,059,337	1,000,802
Vehicles	1,070,233	878,491
Construction in progress	12,776,537	5,842,624
	138,960,716	112,575,718
Less accumulated depreciation	(50,471,582)	(36,520,936)
Net property and equipment	$88,489,134	76,054,782

The cost of construction in progress is capitalized as incurred. The costs are reclassified to the respective asset upon completion and the asset being placed in service. The Company did not capitalize any interest costs in 2017, 2016 or 2015.

Total depreciation and amortization expense for the years ended December 31, 2017, 2016 and 2015 was $12,054,375, $12,598,477 and $9,126,871, respectively.

14	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(5)	Intangible Assets, Net

At December 31, 2017 and 2016, intangible assets include the following:

	Estimated useful life	2017	2016
Patents and process know-how	8 Years	$12,951,003	12,951,003
Developed technology	7 Years	2,000,000	2,000,000
Customer relationships	7 Years	2,300,000	2,300,000
Trade name	7 Years	400,000	400,000
Other	7 Years	652,108	652,108
		18,303,111	18,303,111
Less accumulated amortization		(13,708,682)	(11,325,193)
Net intangible assets		$4,594,429	6,977,918

Total amortization expense for the years ended December 31, 2017, 2016 and 2015 was $2,383,489, $2,383,447 and $2,383,447, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations. The estimated amortization expense is $2,383,462 for 2018, $1,371,701 for 2019, $671,429 for 2020, and $167,837 for 2021.

(6)	Other Assets

At December 31, 2017 and 2016, other assets include the following:

	2017	2016
Deposits and other	$6,801,779	5,741,122
Deferred debt issuance costs	1,885,803	1,885,803
	8,687,582	7,626,925
Less accumulated amortization	(1,757,871)	(1,649,210)
Total other assets	$6,929,711	5,977,715

Amortization of deferred debt issuance costs was $108,661, $141,523 and $248,975 for the years ended December 31, 2017, 2016 and 2015, respectively. These amounts are included in interest expense in the accompanying consolidated statements of operations.

15	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(7)	Debt Financing Arrangements

At December 31, 2017 and 2016, debt consists of the following:

	2017	2016
Bank financing:
Revolving line of credit facility (a)	$—	—
Acquisition term loan (b)	2,333,334	4,333,333
Equipment term loan II (c)	2,332,974	4,332,974
Equipment term loan III (d)	3,083,334	4,083,333
Borrowings of Cinos Co., Ltd. (e)	21,868,583	10,633,016
Borrowings of Cinos Xian Clean Technology, Ltd. (f)	1,040,678	2,061,415
	30,658,903	25,444,071

Senior subordinated notes due members (face value of $13,000,000) (g)	13,000,000	13,000,000
Junior subordinated notes due members (face value of $4,500,000) (h)	4,500,000	4,500,000

	2017	2016
Other financing:
Promissory note (i)	$5,232,846	5,232,846
Seller note (j)	—	274,706
Other	—	11,645
	53,391,749	48,463,268
Less – current portion	(33,873,855)	(34,551,688)
Total long-term portion	$19,517,894	13,911,580

Two banks provided the credit facilities noted below in (a) through (d). In January 2018, one of the banks purchased the loan of the other bank. These credit facilities are collateralized by all of the assets of the Company and have cross-default provisions, including change in control and failure to meet certain financial covenants, among others. In March 2018, the Company established a Cash Collateral Account of $3,000,000 to serve as an additional security under these credit facilities. The Company is required to meet certain financial covenants, including a fixed-charge coverage ratio, senior leverage ratio, and leverage ratio, all as measured on a quarterly basis. The Company is also required to maintain a fixed-charge coverage ratio before capital expenditures of 1.25:1.00 at any time prior to the making of any capital expenditures funded from borrowings under the credit facilities, as measured at the end of each fiscal quarter. In addition, the Company is required to maintain a fixed-charge coverage ratio after the capital expenditures of 1.10:1.00, as measured at the end of each fiscal quarter. The Company was not in compliance with the fixed-charge coverage ratio after capital expenditures at March 31, 2016, June 30,

16	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

2016, September 30, 2016, December 31, 2016, and March 31, 2017. In 2018, the bank agreed to: waive all the covenant violations; to modify the required financial covenants; and to extend the due date for repayment of credit facilities ((a) through (d)) until June 30, 2018.

(a)	Revolving Line of Credit Facility

The revolving line of credit facility allows the Company to borrow up to $10,000,000 through June 30, 2018. Borrowings bear interest at adjusted LIBOR (LIBOR plus 3%). There were no borrowings under this facility in either 2017, 2016 or 2015. However, there were letters of credit outstanding at December 31, 2017 totaling $1,385,002 that reduced the availability of borrowings under this facility.

In 2018, the Company modified two outstanding letters of credit in accordance with the terms of the related agreements. At June 13, 2018, there were letters of credit outstanding totaling $1,448,306 that reduced the availability of borrowings under this facility.

The revolving line of credit requires the Company to pay unused commitment and other fees.

(b)	Acquisition Term Loan

On March 20, 2014, the Company borrowed $10,000,000 under the acquisition term loan, which borrowings bear interest at adjusted LIBOR (LIBOR plus 3.50%). Adjusted LIBOR was 4.88% at December 31, 2017. Interest is payable monthly and the principal is due in 60 equal monthly installments of $166,667, with the final payment originally due in February 2019. However, as discussed above, the due date of repayment is June 30, 2018.

(c)	Equipment Term Loan II

On March 20, 2013, the banks provided the Company with a second nonrevolving equipment acquisition facility, which allowed the Company to borrow up to $10,000,000 for equipment purchases. Borrowings under this nonrevolving equipment acquisition facility were converted into a $10,000,000 term loan during 2014 and bears interest at adjusted LIBOR (LIBOR plus 3.25%). Adjusted LIBOR was 4.63% at December 31, 2017. Principal is due in 60 equal monthly installments of $166,667, with final payment due in February 2019. However, as discussed above, the due date of repayment is June 30, 2018.

(d)	Equipment Term Loan III

On December 31, 2014, the Company entered into a $5,000,000 credit facility with two banks to finance capital expenditures. The line converted to a term loan of $5,000,000 during 2015 and bears interest at LIBOR plus 3.25%. Adjusted LIBOR was 4.63% at December 31, 2017. Principal is due in 60 equal monthly installments of $83,333, with final payment due in January 2021. However, as discussed above, the due date of repayment is June 30, 2018.

(e)	Borrowings of Cinos Co., Ltd.

Prior to its acquisition, Cinos Co., Ltd. borrowed amounts from various banks under terms loans. The outstanding borrowings under these loans totaled $2,613,402 and $2,978,900 at December 31, 2017 and 2016, respectively, and are denominated in Korean won. These loans bear interest at rates

17	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

ranging from 2.63% to 3.12%, payable monthly, and are repayable in equal quarterly payments with final maturity dates in March 2021 and September 2021.

On December 26, 2014, Cinos Co., Ltd. borrowed amounts from a Korean bank under a term loan. The outstanding borrowings totaled $2,800,075 and $2,482,416 at December 31, 2017 and 2016, respectively, and are denominated in Korean won. The loan bears interest at 2.53%, payable monthly. The total principal amount is due in full at the maturity date in December 2018.

On September 11, 2015, Cinos Co., Ltd. borrowed amounts from a Korean bank under term loans. The outstanding borrowings totaled $3,733,433 and $3,309,888 at December 31, 2017 and 2016, respectively, and are denominated in Korean won. The loans bear interest at rates ranging from 2.51% to 2.76%, payable monthly. The total principal amount is due in full at the maturity date in September 2018.

On July 11, 2016, Cinos Co., Ltd. borrowed amounts from a Korean bank under a term loan. The outstanding borrowings totaled $2,100,056 and $1,861,812 at December 31, 2017 and 2016, respectively, and are dominated in Korean won. The loan bears interest at 1.93%. The total principal amount is due in full at the maturity date in July 2019.

In 2017, Cinos Co., Ltd. borrowed $10,621,617 from a Korean bank denominated in Korean won. The loan bears interest at rates ranging from 2.5% to 3.55%. The total principal amounts are due in full at the maturity dates ranging from June 2019 to October 2022.

(f)	Borrowings of Cinos Xian Clean Technology, Ltd. (Cinos Xian)

On June 13, 2014, Cinos Xian borrowed $150,000 from a Chinese bank denominated in U.S. dollars. The outstanding borrowings under this loan totalled $60,000 as of December 31, 2016. The loan bore interest at 6.19%, payable quarterly. The total principal amount was repaid in full at the maturity date in June 2017.

On December 30, 2015, Cinos Xian borrowed $652,761 from a Chinese bank that is denominated in U.S. dollars. In 2016, Cinos Xian borrowed an additional $460,345 increasing the loan to $1,113,106 as of December 31, 2016. The loan bore interest at LIBOR plus 2.5%. The total principal amount was repaid in full at the maturity date in October 2017.

On February 3, 2016, Cinos Xian borrowed $288,309 from a Chinese bank denominated in Chinese yuan. The loan bore interest at 5.66%, payable monthly. The total principal amount was repaid in full at the maturity date in February 2017.

On February 29, 2016, Cinos Xian borrowed $600,000 from a Chinese bank denominated in U.S. dollars. The loan bore interest at 2.96%, payable monthly. The total principal amount was repaid in full at the maturity date in February 2017.

On October 13, 2017, Cinos Xian borrowed $1,040,678 from a Chinese bank denominated in Chinese yuan. The loan bears interest at 5.66%, payable monthly. The total principal amount is due in full at the maturity date in September 2018.

18	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(g)	Senior Subordinated Notes Due Members

In May 2011, the Company sold Class B Preferred units to investors for $10,300,000 (note 8) and borrowed $13,000,000 from the members under senior subordinated notes. In connection with borrowing the $13,000,000, the members were also issued warrants to purchase 846,715 Common units at $0.01 per unit and exercisable over 10 years. The warrants were valued at $2,437,959 at the date of grant, and this amount was recorded as a discount on the senior subordinated notes. The debt discount was amortized to interest expense over the term of the notes. The holders of the warrants can require the Company to redeem the warrant at the then fair value upon certain events, including the 60th month anniversary of making the subordinated loans. As such, the warrants were recorded as a liability in the accompanying consolidated balance sheets based on the fair value at each relevant reporting date, and the change in value at each reporting date is recorded in other expense (income) in the accompanying consolidated statements of operations.

The senior subordinated notes are subordinate in terms of repayment to the borrowings under the bank facilities. Interest accrues on these notes at a fixed rate of 13%, and is payable monthly in arrears. The entire outstanding principal balance and all accrued and unpaid interest was originally due on May 13, 2016; however, the maturity date was extended to March 31, 2017. The notes were not repaid on this date. Per the senior subordinated notes the default rate of interest is 18%.

In March 2018, the bank providing the credit facilities in (a) through (d) approved the repayment of up to $8,000,000 of the senior subordinated notes. In March, April, and May 2018, the Company repaid $6,500,000, $500,000 and $500,000, respectively, to the holders, leaving a balance due of $5,500,000 as of June 13, 2018.

Interest expense on the senior subordinated notes due to members for the years ended December 31, 2017, 2016 and 2015 was $1,713,469, $1,719,469 and $1,713,469, including $0, $177,476 and $487,058 of imputed interest expense, respectively. Accrued interest on these notes was $642,055 and $145,527 at December 31, 2017 and 2016, respectively.

(h)	Junior Subordinated Notes

In February and March 2014, the Company borrowed $4,500,000 through the issuance of junior subordinated notes; some of the notes were issued to members and as such represent related-party transactions. Interest accrues on these notes at a fixed rate of 13%, and is payable monthly in arrears.

The junior subordinated notes are subordinate in terms of repayment to the borrowings under the existing and future bank facilities. These notes are also subordinated in priority to the Company’s existing and future senior subordinated notes. In 2016, the junior subordinated noteholders approved an extension of the maturity date of the notes from December 31, 2016 to December 31, 2018. The entire outstanding principal balance and all accrued and unpaid interest is due on December 31, 2018.

Interest expense on the junior subordinated notes for the years ended December 31, 2017, 2016 and 2015 was $585,000 for each year. Accrued interest on these notes was $48,750 and $48,750 at December 31, 2017 and 2016, respectively,

19	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(i)	Promissory Note

In November 2016, the Company, through its Quantum Global Technologies – Tainan Co, Ltd. subsidiary, entered into a $5,232,846 face value promissory note with a third party, primarily for the purchase of property and equipment. The entire principal balance is due in January 2020. The note bears interest at LIBOR plus 3%, and is payable quarterly in arrears beginning April 2017. The note is subordinated to any present or future senior or other institutional debt.

(j)	Seller Note

In July 2012, the Company entered into a $1,115,000 face value promissory note with a seller. The note was due in three annual installments of $340,529, including interest, payable on June 8, 2014 through 2016 and a final payment of $288,632, including interest, payable in June 2017. The seller’s note bore interest at 5% per year and was fully repaid in June 2017.

Aggregate maturities of long-term debt are as follows:

2018	$33,873,855
2019	7,002,520
2020	10,641,657
2021	1,302,035
2022	571,682
$53,391,749

(8)	Accrued Expenses and Other

At December 31, 2017 and 2016, accrued expenses and other include the following:

	2017	2016
Compensation	$9,512,438	6,327,915
Interest	4,797,756	538,602
Taxes	887,419	566,678
Other	4,685,860	5,038,731
	$19,883,473	12,471,926

(9)	Members’ Equity (Deficit)

(a)	Authorized Units

Under the Agreement, the Company is authorized to issue a maximum of 20,000,000 units, which units shall be designated as either Class A Preferred units, Class B Preferred units, or Common units. The Company is authorized to issue 12,240 Class A Preferred units, and the initial number of authorized Class B Preferred units and Common units is 3,336,394 and 15,500,000, respectively. The number of authorized Common units shall be automatically increased and the number of authorized Preferred

20	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

units shall be automatically decreased by the number of Preferred units converted into Common units, and the authorized number of Common units shall be automatically increased by an amount sufficient to permit the exercise of warrants at the time of such exercise.

(b)	Series A Preferred Units

At December 31, 2017 and 2016, members’ equity (deficit) includes 12,240 Series A Preferred units, of which 4,275 are designated as Series A-1, 350 are Series A-2, 3,625 are Series A-3, and 3,990 are Series A-3 Rights Offering units. These units were issued in prior years and each Class A Preferred unit is convertible, at the option of the holder, at any time into such number of Common units as determined by dividing $100 by the conversion price in effect. The initial conversion price for the Series A-1, Series A-2, and Series A-3 units is $2.00, and the initial conversion price for the Series A-3 Rights Offering units is $1.00, except that certain units held by one member and representing 750 Series A-1 and 150 Series A-2 units is $1.00. The conversion price is subject to change, as defined in the Agreement. Upon the earliest to occur of the (i) consent of 66 2/3% of the outstanding Class A Preferred units or (ii) the closing of a qualified initial public offering, all Class A Preferred units shall automatically be converted into Common units at the conversion rate then in effect. The outstanding Series A Preferred units are convertible into 886,500 Common units at December 31, 2017.

If at any time a holder of units other than Class B Preferred units, Common units issuable upon redemption of the Class B Preferred units, or Common units issuable upon exercise of warrants held by the Class B member proposes to sell such units to a third party, then the Company has the right of first refusal to purchase such units offered for sale. If the Company elects not to purchase the units, then the units offered for sale must then be offered to be purchased by the remaining members.

(c)	Series B Preferred Units

In May 2011, in connection with an acquisition, the Company sold 3,321,735 Class B Preferred units to investors for $10,300,000. The holder of each unit was entitled to a 6% annual return, on a cumulative basis (the Class B Preferred return).

Upon the earliest to occur of (i) sale of the Company, (ii) a material refinancing, (iii) a qualified initial public offering, or (iv) 60th month anniversary of the purchase of the Class B Preferred units, the Company is required to distribute to the holders of such Class B Preferred units the capital contribution made to purchase the units and the Class B Preferred return thereon. Class B Preferred units as to which the mandatory redemption amount is paid will automatically be converted into such number of Common units determined by dividing $1.00 by the Class B conversion price (which is initially $1.00, and is subject to change as defined in the Agreement). The Company was accruing for the payment of the $10,300,000 and Class B preferred return thereon over the 60-month period and recorded a liability with a corresponding decrease to Common units in the accompanying consolidated statements of changes in members’ equity (deficit).

Upon the earliest to occur of (i) 60th month anniversary of the purchase of the Class B Preferred units, (ii) date on which the senior subordinated notes due to members are repaid, (iii) the occurrence of a liquidity event, or (iv) the occurrence of an event of default on the notes, each Class B member has the right to sell and require the Company to purchase all or any portion of the Class B Preferred units held or Common units obtained upon conversion of the Class B Preferred units. The purchase price is the

21	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

fair market value for the put purpose, as defined in the Agreement. The Company recognizes changes in the redemption value by adjusting the carrying amount of the Class B Preferred units to the redemption value at the end of the reporting period.

The Company is required to use its best efforts to obtain any financing necessary to pay the redemption amount. Up to $10,000,000 of the redemption amount is payable in cash, a promissory note, or combination of both at the election of the Class B members, and any remaining portion is payable in cash, promissory note, or combination of both at the election of the Company. Any promissory note bears interest at an annual rate of 18%, with the principal and interest date on the earlier of the first anniversary of the note or a liquidity event.

At any time after the Company has repaid all principal and accrued interest on the senior subordinated notes due to members, the Company has the right to distribute the capital contributions made for the Class B Preferred units and Class B Preferred return thereon, and the Class B Preferred units as to which the optional redemption is paid will automatically be converted into such number of Common units as determined by dividing $1.00 by the conversion price in effect (initially $1.00, but subject to change as defined in the Agreement).

The holders of the Class B Preferred units also have other rights in addition to the above, including the right of first refusal to purchase units offered for sale by the Company and other members, and rights to sell units if other members are selling units, among others.

On August 29, 2016, the Class B Preferred members notified the Company that they exercised their “put” right to require the Company to redeem their Class B Preferred units and warrants. The agreed-upon price for these instruments and the Class B Preferred return is $60,395,000. As this amount was not paid by the Company on its due date of November 27, 2016, the Class B Preferred members revoked the August 2016 “put”. The “put” was re-exercised on September 1, 2017, and at the same time the Class B Preferred members filed a lawsuit against the Company. The Company claims that the members do not have the right to revoke the August 2016 “put”. See note 12 for further discussion of this matter.

(d)	Common Units

A total of 3,090,829 Common units were issued and outstanding as of December 31, 2017 and 2016, and 89,830 Common units were held in treasury with a cost of $53,848.

If at any time a holder of units other than Class B Preferred units, Common units issuable upon redemption of the Class B Preferred units, or Common units issuable upon exercise of warrants held by the Class B member proposes to sell such units to a third party, then the Company has the right of first refusal to purchase such units offered for sale. If the Company elects not to purchase the units then the units offered for sale must then be offered to be purchased by the remaining members.

(e)	Warrants to Purchase Common Units

As discussed in note 7(g), warrants to purchase 846,715 Common units at $0.01 per unit were issued in connection with the senior subordinated notes due members. These warrants expire in May 2021. On August 29, 2016, members of the Company holding Class B Preferred units and common unit

22	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

purchase warrants exercised their right under the Agreement and the common unit purchase warrants to require the Company to purchase their Class B Preferred units and the Common units underlying the common unit purchase warrants. See note 13 for further discussion of this matter.

The Company also reserved warrants to purchase 97,698 Common units at $0.01 per unit and those units expire in May 2021.

(f)	Allocation of Profits and Losses

Profits and losses shall be allocated among the members as outlined in the Agreement.

(g)	Distributions

Distributions of distributable cash, as defined in the Agreement, other than distributions for taxes are to be made as follows:

•	First, 100% to the holders of Class B Preferred units until each has received aggregate distributions equal to the Class B Preferred return;

•	Second, 100% to the holders of Class B Preferred units until each has received aggregate distributions equal to the amount of their respective capital contributions ($10,300,000 in total). If the Class B Preferred unit holders achieve a return of capital contribution in excess of four times its initial capital contribution of $10,300,000 through a sale of the Company, or cumulative distributions, excluding tax distributions, prior to the mandatory redemption described in note 8(c), the payment preference related to the redemption of the initial capital contribution will be waived;

•	Third, 100% to the holders of Class B Preferred units, Class A Preferred units, and Common units, pro rata in accordance with their respective participation percentages, until each holder of Class B Preferred units has received distributions equal to three times the amount of such Class B members’ capital contribution (calculated without regard to any return of capital contributions); provided, however, that if the distributions to be made to the holders of Class A Preferred units in connection with a sale of the Company or pursuant to other provisions in the Agreement, together with any previous distributions to such holders of Class A Preferred units, do not equal at least 2.25 times the amount of the Class A members’ capital contribution (the Class A Liquidation Preference), then any amounts otherwise distributable to the holders of Common units (other than Common units issued pursuant to the exercise of the warrants or the redemption of the Class B Preferred units) shall instead be paid to the holders of Class A Preferred units in connection with such sale of the Company or pursuant to other provisions in the Agreement until the holders of Class A Preferred units receive an aggregate amount under equal to the Class A Liquidation Preference;

•	Fourth, 100% to the holders of Common units (including Class A Preferred units that have converted to Common units) until the aggregate amount of distributions equals the catch-up amount, as defined in the Agreement; and

•	Last, 100% to the holders of all Common units and Class B Preferred units pro rata in accordance with their respective participation percentages.

23	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company is required to distribute by March 31, following the end of the fiscal year, a minimum amount of cash equal to the estimated tax liability based on of annual profits. Distributions are recorded in the consolidated financial statements when paid.

(h)	Voting Rights

Each holder of a Class A Preferred unit, Class B Preferred unit, and Common unit is entitled to one vote per unit. Options to acquire Common units and Profit Participation units (note 14) carry no right to vote. If a Class A Preferred unit or Class B Preferred unit converted into a Common unit then the relative voting weight could change based on the respective price-based antidilution adjustment features of each class of preferred units.

There are super-majority approval requirements in favor of the Class A Preferred units and the Class B Preferred units. Any adverse change to the Class A Preferred unit preferences requires the approval of a majority of the Class A Preferred units. The approval of both a majority of the Board and the holders of at least 75% of the Class B Preferred units is required to take any major action. The list includes any action to amend the Company’s charter documents, issue new, or repurchase existing equity interests, accept new capital contributions, adjust capital accounts, amend the incentive compensation plan, enter into a merger or sale of substantially all of the assets, hire or terminate the CEO, file bankruptcy, fundamentally change the Company’s business, convert to a corporation, enter into a related-party loan, fail to observe any affirmative or negative covenant in the senior subordinated note documents, or take other major actions. There are certain exceptions to the list of major actions.

(10)	Major Customers

For the years ended December 31, 2017, 2016 and 2015, two customers each individually represented greater than 10% of consolidated net sales. For 2017, these customers represented 29% and 12%, respectively, of consolidated net sales. At December 31, 2017, accounts receivable included $2,862,482 and $1,260,445, respectively, due from these customers. For 2016, these customers represented 30% and 21%, respectively, of consolidated net sales. At December 31, 2016, accounts receivable included $1,819,022 and $417,791, respectively, due from these customers. For 2015, these customers represented 30% and 21%, respectively, of consolidated net sales.

(11)	Profit Sharing Plan

The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code, which covers substantially all of its U. S. employees. Employer contributions to the plan are made at the discretion of the Company’s board of directors. The Company matches 50% of the employee contributions up to 4% of the individuals’ base pay. Employer contributions were $634,239, $535,195 and $424,739 for the years ended December 31, 2017, 2016 and 2015, respectively.

(12)	Related Party Transactions

For the years ended December 31, 2017, 2016 and 2015, general and administrative expenses include $1,245,633, $883,326 and $654,341, respectively, which were paid to a law firm affiliated with a stockholder of a member.

24	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

On August 10, 2017, the Company entered into an agreement with an executive of the Company to; (i) provide a $250,000 personal loan to the executive, and (ii) modify the junior subordinated note controlled by the executive. The agreement requires that the interest related to the loan be equal to the interest rate effective for the junior subordinated note. The loan is repayable without penalty, and is required to be repaid upon the repayment of the junior subordinated note.

(13)	Commitments and Contingencies

(a)	Royalty Agreements

Effective October 25, 2000, the Company entered into a 17-year agreement with two stockholders of one of the members. The agreement provides for royalty payments to the extent that the Company shall use patents assigned to it under the agreement in the manufacture of original equipment sold to a semiconductor industry participant equal to 5% of the Company’s “Net-Revenue,” as defined, for such products. In the event of sale of all or substantially all of the units or assets of the Company, the percentage paid shall increase to 10%. The Company also pays a royalty of $2 per year for the use of the patents for its own operational use. A royalty expense of $2 was charged to operations for each of the years ended December 31, 2017, 2016 and 2015.

In May 2003, Cinos Co., Ltd. and Lam Research International Corporation (Lam) entered into a Disclosure and Use of Intellectual Property Agreement (the Main Agreement). Under the Main Agreement, Lam agreed to transfer certain technology to Cinos Co., Ltd, and Cinos Co., Ltd. agreed to pay a 1.0% royalty on sales related to the precision cleaning business in consideration of the technology transfer. The Main Agreement has been amended over time to account for new technologies and products, thereby extending the term. The Main Agreement may be terminated at any time by either party with 90-days’ prior notice. A royalty expense of $48,051, $87,208 and $90,117 was charged to operations for the years ended December 31, 2017, 2016 and 2015, respectively.

(b)	Lease Commitments

The Company leases its corporate office and other operating facilities under operating leases expiring at various dates through 2026. Certain of the leases provide that the Company pay taxes, insurance, and other operating expenses applicable to the leased premises. Certain leases contain renewal options for additional periods at increased annual rentals.

Minimum future rental payments under these leases as of December 31, 2017, are as follows:

Year ending December 31:
2018	$5,863,217
2019	5,686,251
2020	4,384,715
2021	3,429,357
2022	1,494,628
Thereafter	4,305,142
$25,163,310

25	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company also leases additional facilities and equipment under short-term operating leases.

Rent expense was $5,046,852, $5,198,070 and $4,761,640 for the years ended December 31, 2017, 2016 and 2015, respectively.

(c)	Employment Agreements

In May 2011, the Company entered into employment agreements with two senior executives who are also members of the Company. The agreements were in effect through December 31, 2016, subject to automatic one-year extension unless either party provided written notice otherwise. The agreements provided for base compensation aggregating $555,000 per year, and bonuses of up to 50% of the base compensation, as well as other employee benefits. The employees were also granted a total of 464,075 profit participation units (note 14) upon entering into the employment agreements. The employment agreements provided for certain payments upon the death, disability, or severance of services. These agreements were not extended beyond December 31, 2016, and therefore, the executives are currently employed at the Company on an at-will basis.

(d)	Stock Purchase Obligation

On March 31, 2014, the Company purchased 51% of the outstanding shares of Cinos Co., Ltd., a Korean company that provides outsourced cleaning and recycling of precision parts for the semiconductor industry and has operating facilities in South Korea and, through a 60% interest in a joint venture (Cinos Xian Clean Technology, Ltd.), in China. In connection with the acquisition, the Company is obligated to purchase shares held by two other shareholders of Cinos Co., Ltd. representing a combined 35% interest. The carrying value of the remaining 14% interest held by others in Cinos Co., Ltd. and the 40% interest in the China joint venture are presented as noncontrolling interests in the accompanying consolidated financial statements.

The stock purchase obligation requires the Company to purchase stock owned by one Cinos Co., Ltd. shareholder at a fixed price per share, while the purchase price per share for the other shareholder is the greater of the then fair value of the stock and the fixed price per share (floor). The Company has a firm obligation to purchase the shares and a call option, while the two shareholders have a put option. Accordingly, the fair value of the obligation has been recorded as a liability in the accompanying consolidated balance sheets. The purchase obligation was initially due at various times annually through June 2019 per the terms of the acquisition agreement. In 2018, the agreement was modified to allow for the purchase obligation to become due at various times through December 2022.

As the shareholder with the fair value put option is an officer of Cinos Co., Ltd. and his rights exceed the other shareholder, the additional benefit (upside potential from increases in the fair value of Cinos Co., Ltd. stock) has been accounted for as a compensatory stock-based arrangement.

26	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The fair value of the stock purchase commitment for the shareholder who is also an officer is based on Level 3 of the fair value hierarchy (note 3(q)) and is based on projected operating results and cash flows, as well as projected financial position of Ciros Co., Ltd. The stock purchase commitment for the other shareholder is fixed (54,960 shares at Korean won 70,000 per share – $65.66 at December 31, 2017). A rollforward of the stock purchase obligation is as follows:

Balance at December 31, 2014	$8,063,659
Decrease in value	(636,435)
Balance at December 31, 2015	7,427,224
Increase in value	1,477,864
Balance at December 31, 2016	8,905,088
Increase in value	1,994,912
Balance at December 31, 2017	$10,900,000

The increase in fair value was recorded as general and administrative expenses in the accompanying consolidated statements of operations.

In March 2018, the Company transferred 39,000 shares of Cinos Co., Ltd stock to Cinos Co., Ltd. The shares are to be held as treasury stock and may be repurchased by the Company in the future.

(e)	Lawsuit

On August 29, 2016, members of the Company holding Class B Preferred units and common unit purchase warrants (Series B Members) exercised their right under the Agreement and the common unit purchase warrants to require the Company to purchase all of their Class B Preferred units and the Common units underlying the common unit purchase warrants for $60,395,000 (Put Price). Under the terms of the Agreement and the common unit purchase warrants, the Put Price was due on November 27, 2016. The Company did not make the payment on this date and is accruing interest on the Put Price from the due date. Based on advice of legal counsel, management is recording interest on a simple basis at the Delaware pre-judgment rate (6.5%). The Put Price is included in current liabilities and the accrued interest on the Put Price of $4,252,815 and $327,140, respectively, is included in accrued expenses and other in the accompanying consolidated balance sheet at December 31, 2017 and 2016. In 2016, the Company recorded an adjustment to members’ equity to reflect the exercise of the put right. The resolution of this legal matter may result in a change in the recorded amount of the redeemed members’ interest liability and accrued interest thereon.

27	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

In May 2017, the Series B Members sought to rescind their exercise of the put right. The Company responded by advising the Series B Members that they did not have the right to withdraw their put exercise and that the attempted withdrawal was not valid. On September 1, 2017, the Series B Members notified the Company that they were re-exercising their put right, which the Company rejected as not valid and without legal effect. Also on September 1, 2017, the Series B Members filed an action in the Court of Common Pleas of Delaware County, Pennsylvania seeking a declaratory judgment that they have the right to withdraw the exercise of their put right and that the re-exercise of their put right is valid, for an order directing the Company to make tax distributions, and for other relief. No adjustment has been made to the Put Price liability as of December 31, 2017 as the outcome of the legal matter is uncertain at this time.

(14)	Stock-Based Compensation

Equity Incentive Plan

The Company has an employee stock-based compensation plan under which the Company may grant options for Common units in the form of nonqualified unit options, unit appreciation rights, restricted units, deferred units, or other unit-based awards. The exercise price of each option, with the exception of nonqualified unit options, is established by the Company’s board of directors as their best estimate of the fair market value of the Common unit being awarded. Nonqualified unit options may be granted with an exercise price that is lower than this estimate. The maximum term of an option is 10 years and generally vest over four years. A total of 600,000 Common units have been authorized for issuance under this plan. The Board authorizes the issuance of additional options as needed.

The prospective-transition method is being applied to new awards granted after the time of adoption of FAS 123(R). The Company had applied the intrinsic-value method of accounting for stock options and other awards granted to employees prior to the adoption of SAS 123(R). Under that method, the Company did not recognize any compensation cost for options issued.

28	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The following is a summary of the option activity during 2015, 2016, and 2017:

		Weighted	Weighted
		average	average
		exercise price	remaining
	Shares	per share	life
Outstanding at December 31, 2014	524,333	$2.50	3 Years
Granted	—	—
Exercised	(25,000)	2.50
Expired	(4,000)	2.50
Forfeited	—	—
Outstanding at December 31, 2015	495,333	2.50	2 Years
Granted	—	—
Exercised	—	—
Expired	—	—
Forfeited	—	—
Outstanding at December 31, 2016	495,333	2.50	1 Year
Granted	—	—
Exercised	—	—
Expired	—	—
Forfeited	—	—
Outstanding at December 31, 2017	495,333	2.50	2 Years
Options exercisable at December 31, 2017	495,333

All options listed above are vested as of December 31, 2015, 2016 and 2017.

In December 2017, the Board agreed to extend the expiration date of the outstanding options through December 31, 2019. The remaining terms of the outstanding options remain unchanged. As a result of extending the expiration date, the Company recorded additional compensation expense of $47,046 in 2017. There was no compensation cost charged to operations for options for the year ended December 31, 2016 and 2015. As of December 31, 2017, there was no unrecognized compensation cost related to nonvested options.

2011 Equity Incentive Plan

In May 2011, the Company adopted the 2011 Equity Incentive Plan (the 2011 Plan). The 2011 Plan is administered by the Board of the Company or a committee thereof. The maximum aggregate number of Common units that may be subject to awards is 976,979. Awards may be made in three forms: Common units, options to purchase Common units, or a Profit Participation unit (PPU). A PPU shall be issued as a Common unit, but shall have no right to vote on any matter presented to the members for their vote of

29	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

approval. The awards entitle the holder to an interest in the increase in the fair market value of a Common unit above the per unit value on the date of grant. PPUs generally vest over a three-to four-year period.

Awards granted under the 2011 Plan are subject to restrictions on transferability, and upon an awardee’s separation of services from the Company for any reason the Company has the option, but not the obligation, to repurchase any awards held. In the case of separation of service for cause, the repurchase price is equal to the lower of (i) the original purchase price paid by the awardee and (ii) the fair market value of such units. In the case of separation of service for other than cause, the repurchase price is equal to the fair market value of the awards. In the absence of an established market for the security, fair market value shall be determined in the sole discretion of the administrator.

The following is a summary of PPU activity during 2015, 2016 and 2017:

	Shares	Weighted average fair value per share	Weighted average remaining contractual life (in years)
Outstanding at December 31, 2014	868,659	$3.27	6.95
Granted	—	—
Exercised	—	—
Expired	(27,212)	5.43
Forfeited	—	—
Outstanding at December 31, 2015	841,447	3.20	5.95
Granted	—	—
Exercised	—	—
Expired	—	—
Forfeited	—	—
Outstanding at December 31, 2016	841,447	3.20	4.95
Granted	25,000	23.52
Exercised	—	—
Expired	(11,106)	8.50
Forfeited	(42,742)	4.59
Outstanding at December 31, 2017	812,599	3.69	4.00
PPU’s vested at December 31, 2017	767,599	2.94	3.77
PPU’s vested and expected to vest
at December 31, 2017	812,599	3.69	4.00

30	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The fair value of each PPU granted is estimated on the grant date using a closed-form valuation model. There is no active external or internal market for the Company’s common shares. Thus, it was not possible to estimate the expected volatility of the Company’s share price in estimating fair value of PPUs granted. Accordingly, as a substitute for such volatility, the Company used the historical volatility of a semiconductor index fund, representing the primary industry in which the Company operates.

The following is a summary of nonvested PPUs as of December 31, 2017 and changes during the year:

	Shares	Weighted average fair value per share
Balance at December 31, 2016	51,106	$4.75
Granted during the year	25,000	23.52
Vested during the year	(20,000)	4.74
Forfeited during the year	(11,106)	8.50
Balance at December 31, 2017	45,000	16.64

Compensation cost charged to operations for PPUs was $126,115, $178,778 and $220,857 for the years ended December 31, 2017, 2016 and 2015, respectively. The charge is recorded in general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2017, there was $331,350 in total unrecognized compensation cost related to nonvested share-based compensation arrangements, which is expected to be recognized over a weighted average period of 1.85 years.

(15)	Income Taxes

For the years ended December 31, 2017, 2016 and 2015, income before income taxes consists of the following:

	2017	2016	2015
U.S. operations	$19,051,326	10,451,947	12,535,190
Foreign operations	4,664,104	(1,189,510)	3,404,937
	$23,715,430	9,262,437	15,940,127

As discussed in note 3(p), the Company is treated as a partnership for U.S. income tax purposes and the income and losses are passed through to the members. The foreign subsidiaries file separate company tax returns in the foreign jurisdictions in which they operate. Accordingly, the consolidated financial statements only reflect foreign income taxes.

31	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company has foreign operations in the United Kingdom, Israel, Taiwan, South Korea, Japan, Singapore, China, and the Netherlands. Foreign taxes of $1,742,015, $716,935 and $961,124 for the years ended December 31, 2017, 2016 and 2015, respectively, have been recorded for the foreign subsidiaries that reported a pretax profit in 2017, 2016 and 2015, while no benefit was recorded for the foreign subsidiaries that reported a loss due to the uncertainty of utilization of the resulting tax loss carryforwards.

At December 31, 2017, the Company has foreign net operating loss carryforwards of approximately $21,005,000.

(16)	Pension Benefits

The Company’s subsidiary (Cinos Co., Ltd.) has a noncontributory defined benefit pension plan covering substantially all of its employees upon their retirement. The benefits are based on expected years of service and average compensation.

The following table sets forth the plan’s benefit obligations, fair value of plan assets, and funded status at December 31, 2017 and 2016:

	2017	2016
Benefit obligation	$(5,589,278)	(4,124,612)
Fair value of plan assets	3,250,898	1,662,719
Funded status	$(2,338,380)	(2,461,893)
Amounts recognized in the consolidated balance sheets
consist of:
Noncurrent assets	$—	—
Current liabilities	—	—
Noncurrent liabilities	(2,338,380)	(2,461,893)
Net amount recognized	$(2,338,380)	(2,461,893)

Amounts recognized in accumulated other comprehensive (loss) income at December 31, 2017 and 2016 consist of the following:

	2017	2016
Net actuarial loss	$398,989	304,802
Prior service cost	—	—
	$398,989	304,802

32	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The accumulated benefit obligation for the pension plan was $2,338,380 at December 31, 2017. Net periodic benefit cost recognized and other changes in plan assets and benefit obligations recognized in accumulated other comprehensive loss in 2017, 2016 and 2015 were as follows:

	2017	2016	2015
Net period benefit cost recognized	$1,091,673	901,300	713,045
Other changes in plan assets and
benefit obligations recognized in
accumulated other comprehensive
(loss) income:
Net actuarial loss	86,193	148,035	160,877
Prior service cost	—	—	—
Total recognized in accumulated
other comprehensive loss	86,193	148,035	160,877
Total recognized in net periodic benefit cost and accumulated other comprehensive (loss) income	$1,177,866	1,049,335	873,922

For the year ending December 31, 2018, the Company does not expect to recognize any net actuarial loss and prior service cost, which are included in accumulated other comprehensive loss at December 31, 2017. Weighted average assumptions used to determine benefit obligations for 2017, 2016 and 2015 were as follows:

	2017	2016	2015
Discount rate	2.91%	2.54%	2.51%
Rate of compensation increase	4.48	4.38	4.32

Weighted average assumption used to determine net benefit cost for 2017, 2016 and 2015 were as follows:

	2017	2016	2015
Discount rate	2.91%	2.54%	2.51%
Expected long-term rate of return on plan assets	1.87	1.49	1.49
Rate of compensation increase	4.48	4.38	4.32

The Company’s overall expected long-term rate of return on assets is 1.87%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

33	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The following table summarizes benefit costs, employer contributions, plan participants’ contributions, and benefits paid during 2017, 2016 and 2015:

	2017	2016	2015
Benefit cost	$1,091,673	901,300	713,045
Employer contribution	1,525,374	413,736	323,151
Plan participants’ contributions	—	—	—
Benefits paid	185,133	110,039	82,873

All of the plan assets at December 31, 2017 are invested in several fixed deposit accounts with a bank. The rate of return on these accounts is not guaranteed, and the fair value of the assets is based on Level 1 of the fair value hierarchy.

The Company made a contribution of approximately $47,000 to its pension plan during 2018 to date, and an additional contribution may be made before December 31, 2018.

The benefits expected to be paid from the pension plan in each year 2018–2022 are $651,000, $1,260,000, $369,000, $357,000, and $355,000, respectively. The aggregate benefits expected to be paid in the five years from 2023–2027 are $1,418,000. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at December 31 and include estimated future employee service.

34	(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2018 and 2017

(Unaudited)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Table of Contents

Page(s)

Unaudited Financial Statements:

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2018 and December 31, 2017

(Unaudited)

	June 20,	December 31,
Assets	2018	2017
Current assets:
Cash	$18,233,982	30,311,828
Restricted cash	3,000,041	—
Accounts receivable, net of allowance for doubtful accounts of $204,865 in 2018 and $203,702 in 2017	19,197,375	18,840,092
Prepaid expenses and other	5,318,149	4,843,713
Total current assets	45,749,547	53,995,633
Property and equipment, net	99,002,108	88,489,134
Intangible assets, net	3,402,700	4,594,429
Goodwill	6,332,190	6,332,190
Other assets	6,876,750	6,929,711
Total assets	$161,363,295	160,341,097
Liabilities and Members’ Equity (Deficit)
Current liabilities:
Current portion of debt	$23,609,422	33,873,855
Redeemed members’ interests	100,000,000	60,395,000
Accounts payable	7,385,969	7,343,746
Accrued expenses and other	17,559,794	19,883,473
Total current liabilities	148,555,185	121,496,074
Long-term liabilities:
Debt, net of current portion	22,987,578	19,517,894
Stock purchase obligation	10,900,000	10,900,000
Deferred tax liability	722,145	829,533
Other	3,445,491	3,028,845
Total liabilities	186,610,399	155,772,346
Commitments and contingencies (notes 12)
Members’ equity (deficit)	(25,247,104)	4,568,751
Total liabilities and members’ equity (deficit)	$161,363,295	160,341,097

See accompanying notes to consolidated financial statements.

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Statements of Operations

Six Months ended June 30, 2018 and 2017

(Unaudited)

	2018	2017
Net sales	$117,871,263	105,210,245
Cost and expenses:
Cost of sales (excluding depreciation and amortization)	49,632,553	41,723,177
Other operating expenses	20,430,150	18,401,358
General and administrative	16,530,930	13,683,991
Selling	4,359,268	3,820,574
Research, development, and engineering	3,978,772	3,526,922
Depreciation and amortization	8,598,145	7,906,667
Total operating expenses	103,529,818	89,062,689
Income from operations	14,341,445	16,147,556
Other expense (income):
Interest expense	3,841,414	3,893,165
Interest income	(47,727)	(7,102)
Other, net	77,578	(423,910)
Total other expense (income)	3,871,265	3,462,153
Income before income taxes	10,470,180	12,685,403
Income taxes	952,294	892,412
Net income	9,517,886	11,792,991
Less net income attributable to noncontrolling interests	(1,055,127)	(1,053,701)
Net income attributable to Quantum Global Technologies, LLC and subsidiaries	$8,462,759	10,739,290

See accompanying notes to consolidated financial statements.

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

Six Months ended June 30, 2018 and 2017

(Unaudited)

	2018	2017
Net income	$9,517,886	11,792,991
Foreign currency translation adjustments	(1,410,809)	(579,181)
Change in pension net actuarial loss, net of income taxes	—	(39,426)
Comprehensive income	8,107,077	11,174,384
Foreign currency translation adjustments attributable to noncontrolling interests	262,145	(173,161)
Change in pension net actuarial loss, net of income taxes, attributable to noncontrolling interests	—	5,520
Net comprehensive income attributable to Quantum
Global Technologies, LLC and subsidiaries	$8,369,222	11,006,743

See accompanying notes to consolidated financial statements.

QUANTUM GLOBAL TECHNOLOGIES, LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity (Deficit)

Six Months ended June 30, 2018

(Unaudited)

	Series A Preferred units	Series B Preferred units	Common units	Treasury units	Accumulated other comprehensive income	Noncontrolling interests	Total
Balance, December 31, 2017	$541,472	—	(5,011,300)	(53,848)	562,689	8,529,738	4,568,751
Net income	—	—	8,462,759	—	—	1,055,127	9,517,886
Foreign currency translation adjustments	—	—	—	—	(1,148,664)	(262,145)	(1,410,809)
Tax-related distributions	(583,191)	(2,050,092)	(1,983,803)	—	—	—	(4,617,086)
Accretion of preferred units	583,191	2,050,092	(2,633,283)	—	—	—	—
Change in redeemed members’ interest	—	—	(33,389,348)	—	—	—	(33,389,348)
Compensation expense from grants of unit options/ profit participation units	—	—	83,502	—	—	—	83,502
Balance, June 30, 2018	$541,472	—	(34,471,473)	(53,848)	(585,975)	9,322,720	(25,247,104)

See accompanying notes to consolidated financial statements.

QUANTUM GLOBAL TECHNOLOGIES, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Six Months ended June 30, 2018 and 2017

(Unaudited)

	2018	2017
Cash flows from operating activities:
Net income	$9,517,886	11,792,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	7,406,416	6,714,434
Amortization of intangible assets	1,191,729	1,192,233
Amortization of debt issuance costs	50,852	54,331
Deferred income taxes	(107,388)	(104,936)
Deferred rent expense	31,243	56,771
Stock-based compensation charges	83,502	79,057
Net loss (gain) on disposal of property and equipment	800	(17,143)
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(357,283)	(110,151)
Prepaid expenses and other	(474,436)	(1,714,940)
Other assets	2,109	(537,812)
Accounts payable	(446,706)	2,862,373
Accrued expenses and other	3,891,975	2,181,218
Other liabilities	385,401	448,659
Net cash provided by operating activities	21,176,100	22,897,085
Cash flows from investing activities:
Purchase of property and equipment	(19,299,270)	(8,602,779)
Net cash used in investing activities	(19,299,270)	(8,602,779)
Cash flows from financing activities:
Borrowing from banks	4,945,230	2,285,344
Repayment of bank and other debt	(10,891,033)	(4,508,256)
Distributions to members	(4,617,086)	(4,369,083)
Net cash used in financing activities	(10,562,889)	(6,591,995)
Effect of foreign currency translation adjustment	(391,746)	128,142
Net (decrease) increase in cash	(9,077,805)	7,830,453
Cash and restricted cash at beginning of period	30,311,828	11,853,950
Cash and restricted cash at end of year period	$21,234,023	19,684,403
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,704,055	1,705,725
Change in property and equipment purchases included in accounts payable and accrued expenses	488,929	242,904

See accompanying notes to consolidated financial statements.

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(1)	Company Overview

Quantum Global Technologies, LLC (the Company) was formed on October 27, 2000 as a Delaware limited liability company. The Company operates under the Second Amended and Restated Limited Liability Company Agreement (the Agreement) dated May 12, 2011, and the owners of the Company are referred to as members.

The Company provides outsourced tool part cleaning, restoration and surface conditioning services to the semiconductor, solar power, nanotechnology, advanced materials, and other industries. The Company also provides analytical testing and technical resources in the semiconductor, solar, and medical device manufacturing industries.

The Company has operations in the United States of America, Singapore, United Kingdom, Israel, Taiwan, Japan, South Korea, and China.

On August 27, 2018, all of the membership interests in the Company were sold to Ultra Clean Holdings, Inc. (Ultra Clean) pursuant to an Agreement and Plan of Merger (the Merger Agreement). The purchase price was $342,000,000 of cash paid at closing, subject to customary adjustments. The Merger Agreement also provides for an earn-out payment of up to $15,000,000 based upon revenue levels achieved for 2019.

In connection with the sale, the litigation between the Company and Series B members discussed in note 12(c) was settled. The settlement provided for an allocation of the purchase price and mutual release of all claims and counterclaims.

At closing, all of the borrowings due under the financing arrangements discussed in note 7 were repaid except for the debt of Cinos Co., Ltd (Cinos) and Cinos Xian Clean Technology, Ltd, subsidiaries of the Company.

(2)	Going Concern

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. As disclosed in note 7, in 2017 and 2016 the Company was not in compliance with all of the required financial covenants under the U.S. credit facilities with commercial banks resulting in an event of default under the credit agreement. In connection with various modifications to the credit agreement the bank agreed to: waive all existing covenant violations through 2017; modify the required financial covenants; and to extend the maturity date of the U.S. credit facilities, most recently to September 30, 2018. In addition, the Company did not make the required repayment of the senior subordinated notes originally due in May 2016 (extended due date of March 31, 2017). Further, the Series B investors exercised their “put” right to require the Company to redeem the Series B Preferred units and warrants held by these investors, and the date of exercise of the “put” was subject to litigation between the Series B investors and the Company (see note 12(c)). Prior to the sale transaction discussed above, the Company did not have the ability to repay all of its current debt obligations including the redeemed members’ interest obligation.

Continuation of an entity as a going concern is assumed in financial reporting in the absence of significant information to the contrary. Ordinarily, information that significantly contradicts the going concern

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

assumption relates to the entity’s inability to continue to meet its obligations as they become due without substantial disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations, or similar actions.

The going concern factors noted above were resolved with the sale of the Company. The consolidated financial statements do not include any adjustments that might have resulted from the outcome of this uncertainty.

(3)	Summary of Significant Accounting Policies

(a)	Interim Financial Information

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company’s financial position as of June 30, 2018 and December 31, 2017, results of operations, comprehensive income and cash flows for the six months ended June 30, 2018 and 2017, and changes in members’ equity for the six months ended June 30, 2018. While management believes that the disclosures presented are adequate to make the information not misleading, these unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto in the Company’s latest year-end financial statements. The results of the Company’s operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for the full year.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and both its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

(c)	Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment and intangibles, impairment analysis of such assets, and contingencies.

(d)	Foreign Currency

The functional currency of the Company’s foreign operations is the local currency. The financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. Translation gains or losses from subsidiaries using local currency as the functional currency versus the U.S. dollar are included in comprehensive income.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

Realized and unrealized gains or losses on monetary assets or liabilities denominated in a currency other than the functional currency are included in other expense (income) in the accompanying consolidated statements of operations. Foreign currency transaction (gains) and losses were $10,962 and ($29,311) for the six months ended June 30, 2018 and 2017, respectively, and are included in other, net in the accompanying consolidated statements of operations.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. There were no cash equivalents at June 30, 2018 and December 31, 2017. The Company places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of the FDIC insurance limits of $250,000; however, the Company has not experienced any losses on such investments, and management believes the Company is not exposed to any significant credit risk on cash.

(f)	Accounts Receivable

Accounts receivable consists of trade receivables recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is managements’ estimate of the probable credit losses in the Company’s existing accounts receivable. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for doubtful accounts. The Company generally does not require collateral for trade receivables.

(g)	Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, renewals, and betterments are capitalized while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is computed by the straight-line and declining balance methods over the estimated useful lives of the related asset. The useful lives for machinery and equipment are five to seven years, office furniture and equipment are five to seven years, vehicles are five years, buildings are ten to forty years, information technology equipment are five years and software are five years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the asset. Upon retirement or disposal of assets, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is credited or charged to operations.

(h)	Intangible Assets

Intangible assets consist primarily of patents and process know-how, developed technology, customer relationships, trade names, and other intellectual property. Amortization is provided using the straight-line method over the estimated useful life of the asset.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(i)	Goodwill

Goodwill represents the excess of the purchase price of an acquired company over the fair value of the assets acquired and liabilities assumed. Goodwill at June 30, 2018 and December 31, 2017 relates solely to the acquisition of a controlling interest in Cinos (see note 12(b)).

Goodwill is assessed annually for impairment during the fourth quarter of the respective fiscal year, as well as, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill impairment testing consists of a two-step process. Step 1 of the impairment test involves comparing the fair values of the applicable reporting units with their carrying values, including goodwill. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the Company performs Step 2 of the goodwill impairment test to determine the amount of impairment loss. Step 2 of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill against the carrying value of that goodwill. In performing the first step of the impairment test, the Company reconciles the aggregate estimated fair value of its reporting units to its enterprise value. Prior to testing for goodwill impairment, the Company is permitted to assess through qualitative factors whether circumstances exist, which would require performance of the prescribed two-step goodwill impairment test. Circumstances that could require an impairment test include, but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; competition; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or, otherwise, disposed; or results of testing for recoverability of a significant asset group within a reporting unit. Company management concluded that no impairment has occurred for the periods presented based on the sales price of the Company (see note 1).

(j)	Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the accompanying consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the accompanying consolidated balance sheet.

(k)	Revenue Recognition

The Company generates revenue primarily through providing cleaning, restoration, and surface conditioning on parts owned by customers and providing analytical testing services. Revenue is recognized when all services or conditions relating to the sale have been completed by the Company. Generally, this occurs when the part subject to the service has been shipped back to the customer.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(l)	Stock-Based Compensation

The Company accounts for stock-based compensation under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation. Under this statement, the Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized on a straight-line basis over the period during which an employee is required to provide service in exchange for the award, which is generally the vesting period.

(m)	Income Taxes

The Company is a limited liability company and is treated as a partnership for income tax purposes. As a result, the income and losses of the Company are passed through to the members for federal and applicable state income tax purposes. Accordingly, no provision is made for domestic federal or applicable state income taxes in the accompanying consolidated financial statements. The foreign subsidiaries file separate company tax returns in the foreign jurisdictions in which they operate and pay tax on any income.

In the United States, tax filings for 2013 through present remain subject to examination by the U.S. taxing authorities. The foreign subsidiaries have years open to review ranging from 2013 through present.

(n)	Fair Value of Financial Instruments

The carrying values of financial instruments, consisting of accounts receivable, other current assets, accounts payable, and other current liabilities, approximate the fair values at June 30, 2018 and December 31, 2017 because of the short maturity of these instruments.

The Company follows the provisions of FASB ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The fair value hierarchy consists of three levels: Level 1 fair values are valuations based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those valuations based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Based on the terms of the Company’s credit facilities with banks and the primarily variable interest rates on the borrowings, the carrying value of the borrowings that were outstanding at June 30, 2018 and December 31, 2017 are considered to approximate the respective fair value. The fair value of the senior subordinated notes and junior subordinated notes due to members is not determinable because of the related-party nature of these instruments.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(o)	Pension Plan

The Company has a noncontributory defined benefit pension plan covering substantially all of the employees of Cinos Co upon their retirement. The benefits are based on expected years of service and average compensation.

The Company records annual amounts relating to the pension plan based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. Company management believes that the assumptions utilized in recording its obligations under the plan are reasonable based on its experience and market conditions.

The net period costs are recognized as employees render the services necessary to earn the postretirement benefits.

(p)	Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments to the consolidated financial statements resulting from subsequent events through November 5, 2018, the date the consolidated financial statements were available to be issued.

In September 2018, a fire occurred at Cinos in one of its three Korean facilities. The fire virtually destroyed the entire facility except for the wastewater system. No employees were injured in the fire; losses were limited to property and business income. The facility was constructed in 2014 and had a book value of approximately $5,800,000 at the time of the incident. Cinos and the Company maintain a variety of commercial insurance policies on the facility and insurance claims have been filed with insurance carriers.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(4)	Property and Equipment, Net

At June 30, 2018 and December 31, 2017, property and equipment include the following:

	June 30, 2018	December 31, 2017
Land	$13,992,231	14,571,784
Buildings	15,332,947	15,949,600
Leasehold improvements	24,494,260	23,844,417
Machinery and equipment	70,020,966	63,447,057
Information technology equipment	3,636,365	3,545,657
Software	2,706,000	2,696,094
Office furniture and equipment	1,065,799	1,059,337
Vehicles	1,118,300	1,070,233
Construction in progress	23,664,820	12,776,537
	156,031,688	138,960,716
Less accumulated depreciation	(57,029,580)	(50,471,582)
Net property and equipment	$99,002,108	88,489,134

Total depreciation and amortization expense for the six months ended June 30, 2018 and 2017 was $7,406,416 and $6,714,434, respectively, and is included in depreciation and amortization expenses in the accompanying consolidated statements of operations.

(5)	Intangible Assets, Net

At June 30, 2018 and December 31, 2017, intangible assets include the following:

	Estimated	June 30,	December 31,
	useful life	2018	2017
Patents and process know-how	8 Years	$12,951,003	12,951,003
Developed technology	7 Years	2,000,000	2,000,000
Customer relationships	7 Years	2,300,000	2,300,000
Trade name	7 Years	400,000	400,000
Other	7 Years	652,108	652,108
		18,303,111	18,303,111
Less accumulated amortization		(14,900,411)	(13,708,682)
Net intangible assets		$3,402,700	4,594,429

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

Total amortization expense for the six months ended June 30, 2018 and 2017 was $1,191,729 and $1,192,233, respectively, and is included in depreciation and amortization expenses in the accompanying consolidated statements of operations.

(6)	Other Assets

At June 30, 2018 and December 31, 2017, other assets include the following:

	June 30,	December 31,
	2018	2017
Deposits and other	$6,799,670	6,801,779
Deferred debt issuance costs	1,885,803	1,885,803
	8,685,473	8,687,582
Less accumulated amortization	(1,808,723)	(1,757,871)
Total other assets	$6,876,750	6,929,711

Amortization of deferred debt issuance costs was $50,852 and $54,331 for the six months ended June 30, 2018 and 2017, respectively. These amounts are included in interest expense in the accompanying consolidated statements of operations.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(7)	Debt Financing Arrangements

At June 30, 2018 and December 31, 2017, debt consists of the following:

	June 30,	December 31,
	2018	2017
Bank financing:
Revolving line of credit facility (a)	$—	—
Acquisition term loan (b)	1,333,333	2,333,334
Equipment term loan II (c)	1,332,974	2,332,974
Equipment term loan III (d)	2,583,333	3,083,334
Borrowings of Cinos Co., Ltd. (e)	25,530,311	21,868,583
Borrowings of Cinos Xian Clean Technology, Ltd. (f)	1,027,434	1,040,678
	31,807,385	30,658,903
Senior subordinated notes due members (face value of $13,000,000) (g)	5,000,000	13,000,000
Junior subordinated notes due members (face value of $4,500,000) (h)	4,500,000	4,500,000
Other financing:
Promissory note (i)	5,232,846	5,232,846
Other	56,769	—
	46,597,000	53,391,749
Less – current portion	(23,609,422)	(33,873,855)
Total long-term portion	$22,987,578	19,517,894

Two banks provided the credit facilities noted below in (a) through (d). In January 2018, one of the banks purchased the loan of the other bank. These credit facilities were collateralized by all of the assets of the Company and had cross-default provisions, including change in control and failure to meet certain financial covenants, among others. In March 2018, the Company established a cash collateral account of $3,000,000 to serve as an additional security under these credit facilities. The Company was required to meet certain financial covenants, including a fixed-charge coverage ratio, senior leverage ratio, and leverage ratio, all as measured on a quarterly basis. The Company was also required to maintain a fixed-charge coverage ratio before capital expenditures of 1.25:1.00 at any time prior to the making of any capital expenditures funded from borrowings under the credit facilities, as measured at the end of each fiscal quarter. In addition, the Company was required to maintain a fixed-charge coverage ratio after the capital expenditures of 1.10:1.00, as measured at the end of each fiscal quarter. The Company was not in compliance with the fixed-charge coverage ratio after capital expenditures at various times in 2017 and 2016. In January 2018, the bank agreed to: waive all the covenant violations; to modify the required financial covenants; and to extend the due date for repayment of credit facilities ((a) through (d)) until

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

March 31, 2018. In March 2018, the bank agreed to extend the due date for repayment of the credit facilities ((a) through (d)) until June 30, 2018; and in June 2018, to further extend the due date for repayment of credit facilities ((a) through (d)) until September 30, 2018. As discussed in note 1, the outstanding borrowings under the domestic bank financing arrangements were repaid on August 27, 2018.

(a)	Revolving Line of Credit Facility

The revolving line of credit facility allowed the Company to borrow up to $10,000,000 through September 30, 2018. Borrowings bore interest at adjusted LIBOR (LIBOR plus 3%). There were no borrowings under this facility in either 2018 or 2017. However, there were letters of credit outstanding at June 30, 2018 totaling $1,468,019 that reduced the availability of borrowings under this facility.

The revolving line of credit required the Company to pay unused commitment and other fees.

Upon sale of the Company (see note 1), the facility was terminated.

(b)	Acquisition Term Loan

On March 20, 2014, the Company borrowed $10,000,000 under the acquisition term loan, which borrowings bore interest at adjusted LIBOR (LIBOR plus 3.50%). Adjusted LIBOR was 5.6% at June 30, 2018. Interest was payable monthly and the principal was due in 60 equal monthly installments of $166,667, with the final payment originally due in February 2019. As discussed in note 1, the outstanding borrowings were repaid on August 27, 2018.

(c)	Equipment Term Loan II

On March 20, 2013, the banks provided the Company with a second nonrevolving equipment acquisition facility, which allowed the Company to borrow up to $10,000,000 for equipment purchases. Borrowings under this nonrevolving equipment acquisition facility were converted into a $10,000,000 term loan during 2014 and bore interest at adjusted LIBOR (LIBOR plus 3.25%). Adjusted LIBOR was 5.3% at June 30, 2018. Principal was due in 60 equal monthly installments of $166,667, with final payment due in February 2019. As discussed in note 1, the outstanding borrowings were repaid on August 27, 2018.

(d)	Equipment Term Loan III

On December 31, 2014, the Company entered into a $5,000,000 credit facility with two banks to finance capital expenditures. The line converted to a term loan of $5,000,000 during 2015 and bore interest at LIBOR plus 3.25%. Adjusted LIBOR was 5.3% at June 30, 2018. Principal was due in 60 equal monthly installments of $83,333, with final payment due in January 2021. As discussed in note 1, the outstanding borrowings were repaid on August 27, 2018.

(e)	Borrowings of Cinos Co., Ltd.

Prior to its acquisition, Cinos Co., Ltd. borrowed amounts from various banks under terms loans. The outstanding borrowings under these loans totaled $2,154,457 and $2,613,402 at June 30, 2018 and December 31, 2017, respectively, and are denominated in Korean won. These loans bear interest at

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

rates ranging from 2.63% to 3.12%, payable monthly, and are repayable in equal quarterly payments with final maturity dates in March 2021 and September 2021.

On December 26, 2014, Cinos Co., Ltd. borrowed amounts from a Korean bank under a term loan. The outstanding borrowings totaled $2,693,071 and $2,800,075 at June 30, 2018 and December 31, 2017, respectively, and are denominated in Korean won. The loan bears interest at 2.53%, payable monthly. The total principal amount is due in full at the maturity date in December 2018.

On September 11, 2015, Cinos Co., Ltd. borrowed amounts from a Korean bank under term loans. The outstanding borrowings totaled $3,590,761 and $3,733,433 at June 30, 2018 and December 31, 2017, respectively, and are denominated in Korean won. The loans bears interest at rates ranging from 2.51% to 2.76%, payable monthly. The total principal amount is due in full at the maturity date in September 2018.

On July 11, 2016, Cinos Co., Ltd. borrowed amounts from a Korean bank under a term loan. The outstanding borrowings totaled $2,019,803 and $2,100,056 at June 30, 2018 and December 31, 2017, respectively, and are dominated in Korean won. The loan bears interest at 1.93%. The total principal amount is due in full at the maturity date in July 2019.

In 2017, Cinos Co., Ltd. borrowed $10,621,617 from a Korean bank denominated in Korean won. The loan bears interest at rates ranging from 2.5% to 3.55%. In 2018, an additional $3,958,814 was borrowed. The total principal amounts are due in full at the maturity dates ranging from June 2019 to October 2022.

In 2018, Cinos Co., Ltd. borrowed $897,690 from a Korean bank denominated in Korean won. The loan bears interest at rates ranging from 2.5% to 3.55%. The total principal amount is due April 2019.

In connection with the sale to Ultra Clean in August 2018 as discussed in note 1, the outstanding borrowings of Cinos Co., Ltd. were repaid in October 2018.

(f)	Borrowings of Cinos Xian Clean Technology, Ltd. (Cinos Xian)

On October 13, 2017, Cinos Xian borrowed $1,040,678 from a Chinese bank denominated in Chinese yuan. The loan bears interest at 5.66%, payable monthly. The outstanding borrowings totaled $1,027,434 and $1,040,678 at June 30, 2018 and December 31, 2017, respectively. The total principal amount is due in full at the maturity date in September 2018. In connection with the sale to Ultra Clean in August 2018, as discussed in note 1, the outstanding borrowings of Cinos Xian were repaid in September 2018.

(g)	Senior Subordinated Notes Due Members

In May 2011, the Company sold Class B Preferred units to investors for $10,300,000 and borrowed $13,000,000 from the members under senior subordinated notes. In connection with borrowing the $13,000,000, the members were also issued warrants to purchase 846,715 Common units at $0.01 per unit and exercisable over 10 years. The warrants were valued at $2,437,959 at the date of grant, and this amount was recorded as a discount on the senior subordinated notes. The debt discount was

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

amortized to interest expense over the term of the notes. The holders of the warrants could require the Company to redeem the warrant at the then fair value upon certain events, including the 60th month anniversary of making the subordinated loans. As such, the warrants were recorded as a liability in the accompanying consolidated balance sheets based on the fair value at each relevant reporting date, and the change in value at each reporting date is recorded in other expense (income) in the accompanying consolidated statements of operations.

The senior subordinated notes were subordinate in terms of repayment to the borrowings under the bank facilities. Interest accrued on these notes at a fixed rate of 13%, and was payable monthly in arrears. The entire outstanding principal balance and all accrued and unpaid interest was originally due on May 13, 2016; however, the maturity date was extended to March 31, 2017. The notes were not repaid on this date.

In March 2018, the bank providing the credit facilities in (a) through (d) approved the repayment of up to $8,000,000 of the senior subordinated notes. In March, April, May and June 2018, the Company repaid $6,500,000, $500,000, $500,000 and $500,000, respectively, to the holders, leaving a balance due of $5,000,000 as of June 30, 2018. As discussed in note 1, the remaining balance and accrued interest thereon was repaid on August 27, 2018.

Interest expense on the senior subordinated notes due to members for the six month ended June 30, 2018 and 2017 was $665,858 and $850,573, respectively. Accrued interest on these notes was $771,364 and $642,055 at June 30, 2018 and December 31, 2017, respectively.

(h)	Junior Subordinated Notes

In February and March 2014, the Company borrowed $4,500,000 through the issuance of junior subordinated notes; some of the notes were issued to members and as such represent related-party transactions. Interest accrued on these notes at a fixed rate of 13%, and was payable monthly in arrears.

The junior subordinated notes were subordinate in terms of repayment to the borrowings under the existing and future bank facilities. These notes were also subordinated in priority to the Company’s existing and future senior subordinated notes. In 2016, the junior subordinated noteholders approved an extension of the maturity date of the notes from December 31, 2016 to December 31, 2018. The entire outstanding principal balance and all accrued and unpaid interest was repaid on August 27, 2018.

Interest expense on the junior subordinated notes for the six months ended June 30, 2018 and 2017 was $292,500 for each period. Accrued interest on these notes was $48,750 and $48,750 at June 30, 2018 and December 31, 2017, respectively.

(i)	Promissory Note

In November 2016, the Company, through its Quantum Global Technologies – Tainan Co, Ltd. subsidiary, entered into a $5,232,846 face value promissory note with a third party, primarily for the purchase of property and equipment. The entire principal balance was due in January 2020. The note

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

bore interest at LIBOR plus 3%, and was payable quarterly in arrears beginning April 2017. The note was subordinated to any present or future senior or other institutional debt, and as discussed in note 1, was repaid on August 27, 2018.

(8)	Accrued Expenses and Other

At June 30, 2018 and December 31, 2017, accrued expenses and other included the following:

	June 30,	December 31,
	2018	2017
Compensation	$8,010,308	9,512,438
Interest	761,338	4,797,756
Taxes	2,008,134	887,419
Other	6,780,014	4,685,860
Total long-term portion	$17,559,794	19,883,473

(9)	Members’ Equity (Deficit)

(a)	Authorized Units

Under the Agreement, the Company is authorized to issue a maximum of 20,000,000 units, which units shall be designated as either Class A Preferred units, Class B Preferred units, or Common units. The Company is authorized to issue 12,240 Class A Preferred units, and the initial number of authorized Class B Preferred units and Common units is 3,336,394 and 15,500,000, respectively. The number of authorized Common units shall be automatically increased and the number of authorized Preferred units shall be automatically decreased by the number of Preferred units converted into Common units, and the authorized number of Common units shall be automatically increased by an amount sufficient to permit the exercise of warrants at the time of such exercise.

(b)	Series B Preferred Units

On August 29, 2016, the Class B Preferred members notified the Company that they exercised their “put” right to require the Company to redeem their Class B Preferred units and warrants. The agreed-upon price for these instruments and the Class B Preferred return was $60,395,000. As this amount was not paid by the Company on its due date of November 27, 2016, the Class B Preferred members revoked the August 2016 “put”. The “put” was re-exercised on September 1, 2017, and at the same time the Class B Preferred members filed a lawsuit against the Company. The Company claimed that the members did not have the right to revoke the August 2016 “put”. See note 12(c) for further discussion of this matter.

(c)	Warrants to Purchase Common Units

Warrants to purchase 846,715 Common units at $0.01 per unit were issued in connection with the senior subordinated notes due members. On August 29, 2016, members of the Company holding Class B Preferred units and common unit purchase warrants exercised their right under the Agreement

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

and the common unit purchase warrants to require the Company to purchase their Class B Preferred units and the Common units underlying the common unit purchase warrants. See note 12(c) for further discussion of this matter.

The Company also had warrants to purchase 97,698 Common units at $0.01 per unit outstanding at June 30, 2018 and December 31, 2017. Those units were exercised and the common units issued upon exercise were sold on August 27, 2018 (see note 1).

(10)	Major Customers

For the six months ended June 30, 2018 and 2017, two customers each individually represented greater than 10% of consolidated net sales. For 2018, these customers represented 27% and 16%, respectively, of consolidated net sales. At June 30, 2018, accounts receivable included $4,540,283 and $1,780,999, respectively, due from these customers. For 2017, these customers represented 29% and 12%, respectively, of consolidated net sales.

(11)	Related Party Transactions

For the six months ended June 30, 2018 and 2017, general and administrative expenses include $580,763 and $541,751, respectively, which were paid to a law firm affiliated with a stockholder of a member.

On August 10, 2017, the Company entered into an agreement with an executive of the Company to: (i) provide a $250,000 personal loan to the executive, and (ii) modify the junior subordinated note controlled by the executive. The loan was repaid upon the repayment of the junior subordinated note.

(12)	Commitments and Contingencies

(a)	Royalty Agreements

Effective October 25, 2000, the Company entered into a 17-year agreement with two stockholders of one of the members. The agreement provides for royalty payments to the extent that the Company shall use patents assigned to it under the agreement in the manufacture of original equipment sold to a semiconductor industry participant equal to 5% of the Company’s “Net-Revenue,” as defined, for such products. The Company also pays a royalty of $2 per year for the use of the patents for its own operational use. A royalty expense of $1 was charged to operations for each of the six months ended June 30, 2018 and 2017. This agreement was terminated upon sale of the Company on August 27, 2018.

In May 2003, Cinos Co., Ltd. and Lam Research International Corporation (Lam) entered into a Disclosure and Use of Intellectual Property Agreement (the Main Agreement). Under the Main Agreement, Lam agreed to transfer certain technology to Cinos Co., Ltd, and Cinos Co., Ltd. agreed to pay a 1.0% royalty on sales related to the precision cleaning business in consideration of the technology transfer. The Main Agreement has been amended over time to account for new technologies and products, thereby extending the term. The Main Agreement may be terminated at any time by either party with 90-days’ prior notice. A royalty expense of $81,612 and $48,051 was charged to operations for the six months ended June 30, 2018 and 2017, respectively.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

(b)	Stock Purchase Obligation

On March 31, 2014, the Company purchased 51% of the outstanding shares of Cinos Co., Ltd., a Korean company that provides outsourced cleaning and recycling of precision parts for the semiconductor industry and has operating facilities in South Korea and, through a 60% interest in a joint venture (Cinos Xian Clean Technology, Ltd.), in China. In connection with the acquisition, the Company is obligated to purchase shares held by two other shareholders of Cinos Co., Ltd. representing a combined 35% interest. The carrying value of the remaining 14% interest held by others in Cinos Co., Ltd. and the 40% interest in the China joint venture are presented as noncontrolling interests in the accompanying consolidated financial statements.

The stock purchase obligation requires the Company to purchase stock owned by one Cinos Co., Ltd. shareholder at a fixed price per share, while the purchase price per share for the other shareholder is the greater of the then fair value of the stock and the fixed price per share (floor). The Company has a firm obligation to purchase the shares and a call option, while the two shareholders have a put option. Accordingly, the fair value of the obligation has been recorded as a liability in the accompanying consolidated balance sheets. The purchase obligation was initially due at various times annually through June 2019 per the terms of the acquisition agreement. In 2018, the agreement was modified to allow for the purchase obligation to become due at various times through December 2022.

As the shareholder with the fair value put option is an officer of Cinos Co., Ltd. and his rights exceed the other shareholder, the additional benefit (upside potential from increases in the fair value of Cinos Co., Ltd. stock) has been accounted for as a compensatory stock-based arrangement.

The fair value of the stock purchase commitment for the shareholder who is also an officer is based on Level 3 of the fair value hierarchy and is based on projected operating results and cash flows, as well as projected financial position of Ciros Co., Ltd. The stock purchase commitment for the other shareholder is fixed (54,960 shares at Korean won 70,000 per share - $65.66 at December 31, 2017). As of December 31, 2017, the balance of the obligation was $10,900,000. The Company revalues the obligation annually in December, therefore, no expense has been recorded for the six months ended June 30, 2018 and 2017, respectively.

Balance at December 31, 2017	$10,900,000
Increase in value	—
Balance at June 30, 2018	$10,900,000

(c)	Lawsuit

On August 29, 2016, members of the Company holding Class B Preferred units and common unit purchase warrants (Series B Members) exercised their right under the Agreement and the common unit purchase warrants to require the Company to purchase all of their Class B Preferred units and the

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

Common units underlying the common unit purchase warrants for $60,395,000 (Put Price). In 2016, the Company recorded an adjustment to members’ equity to reflect the exercise of the put right.

Under the terms of the Agreement and the common unit purchase warrants, the Put Price was due on November 27, 2016. The Company did not make the payment on this date and as such, accrued interest on the Put Price from the due date. Based on advice of legal counsel, management recorded interest on a simple basis at the Delaware pre-judgment rate (6.5%). Interest expense of $1,962,837 and $1,962,837 was recorded for the six months ended June 30, 2018 and 2017, respectively, in the accompanying consolidated statements of operations. The Put Price is included in current liabilities and the accrued interest thereon of $4,252,815 is included in accrued expenses in the accompanying consolidated balance sheet at December 31, 2017. The accrued interest of $6,215,652 is included in the $100,000,000 redeemed members’ interest liability in the accompanying balance sheet at June 30, 2018.

In May 2017, the Series B Members sought to rescind their exercise of the put right. The Company responded by advising the Series B Members that they did not have the right to withdraw their put exercise and that the attempted withdrawal was not valid. On September 1, 2017, the Series B Members notified the Company that they were re-exercising their put right, which the Company rejected as not valid and without legal effect. Also on September 1, 2017, the Series B Members filed an action in the Court of Common Pleas of Delaware County, Pennsylvania seeking a declaratory judgment that they have the right to withdraw the exercise of their put right and that the re-exercise of their put right is valid, for an order directing the Company to make tax distributions, and for other relief.

As discussed in note 1, this legal matter was settled between the parties in connection with the sale of the Company. The Put Price was agreed to be $100,000,000, including interest thereon, and the increase in value (excluding interest cost) from the $60,395,000 previously reflected in the consolidated financial statements was recorded as an increase in the redeemed members’ interest liability in the accompanying consolidated balance sheet at June 30, 2018 and decrease in members’ equity.

(13)	Stock-Based Compensation

Equity Incentive Plan

The Company has an employee stock-based compensation plan under which the Company may grant options for Common units in the form of nonqualified unit options, unit appreciation rights, restricted units, deferred units, or other unit-based awards. The exercise price of each option, with the exception of nonqualified unit options, is established by the Company’s board of directors as their best estimate of the fair market value of the Common unit being awarded. Nonqualified unit options may be granted with an exercise price that is lower than this estimate. The maximum term of an option is 10 years and generally vest over four years. A total of 600,000 Common units have been authorized for issuance under this plan. The Board authorizes the issuance of additional options as needed.

The prospective-transition method is being applied to new awards granted after the time of adoption of FAS 123(R). The Company had applied the intrinsic-value method of accounting for stock options and

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

other awards granted to employees prior to the adoption of SAS 123(R). Under that method, the Company did not recognize any compensation cost for options issued.

In December 2017, the Company’s Board of Directors agreed to extend the exercise period of 495,333 issued and outstanding options for a two year period beyond the scheduled December 31, 2017 expiration date. After December 31, 2017, the Company and the optionholders entered into amended agreements in connection therewith; however, the Company subsequently determined that the amendment was not compliant with IRC Section 409A, following which the optionholders and the Company entered into rescission agreements with respect to the amendment. Accordingly, all such options expired according to their terms on December 31, 2017. Effective August 27, 2018, the Company’s Board of Directors adopted the 2018 Equity Incentive Plan, and issued options to acquire 495,333 common units at an exercise price of $2.50 per common unit, and at the closing of the sale of the Company discussed in note 1, these 495,333 options were exercised and the common units acquired thereby were sold. Following the closing of the sale of the Company discussed in note 1, the 2018 Equity Incentive Plan was terminated.

2011 Equity Incentive Plan

In May 2011, the Company adopted the 2011 Equity Incentive Plan (the 2011 Plan). The 2011 Plan is administered by the Board of the Company or a committee thereof. The maximum aggregate number of Common units that may be subject to awards is 976,979. Awards may be made in three forms: Common units, options to purchase Common units, or a Profit Participation unit (PPU). A PPU shall be issued as a Common unit, but shall have no right to vote on any matter presented to the members for their vote of approval. The awards entitle the holder to an interest in the increase in the fair market value of a Common unit above the per unit value on the date of grant. PPUs generally vest over a three-to four-year period.

Awards granted under the 2011 Plan are subject to restrictions on transferability, and upon an awardee’s separation of services from the Company for any reason the Company has the option, but not the obligation, to repurchase any awards held. In the case of separation of service for cause, the repurchase price is equal to the lower of (i) the original purchase price paid by the awardee and (ii) the fair market value of such units. In the case of separation of service for other than cause, the repurchase price is equal to the fair market value of the awards. In the absence of an established market for the security, fair market value shall be determined in the sole discretion of the administrator.

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

The following is a summary of PPU activity during 2018:

	Shares	Weighted average fair value share	Weighted average remaining contractual life (in years)
Outstanding at December 31, 2017	812,599	$3.69	4.00
Granted	—	—
Exercised	—	—
Expired	(20,000)	4.74
Forfeited	(5,000)	4.74
Outstanding at June 30, 2018	787,599	3.56	3.93
PPU’s vested at June 30, 2018	775,099	3.23
PPU’s vested and expected to vest
at June 30, 2018	787,599	3.56	3.93

The fair value of each PPU granted is estimated on the grant date using a closed-form valuation model. There is no active external or internal market for the Company’s common shares. Thus, it was not possible to estimate the expected volatility of the Company’s share price in estimating fair value of PPUs granted. Accordingly, as a substitute for such volatility, the Company used the historical volatility of a semiconductor index fund, representing the primary industry in which the Company operates.

The following is a summary of nonvested PPUs as of June 30, 2018 and changes during the six months then ended:

	Shares	Weighted average fair value per share
Balance at December 31, 2017	45,000	$16.64
Granted	—
Vested	(27,500)	13.28
Forfeited	(5,000)	4.74
Balance at June 30, 2018	12,500	23.52

(Continued)

QUANTUM GLOBAL TECHNOLOGIES, LLC
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2018

(Unaudited)

Compensation cost charged to operations for PPUs was $83,502 and $79,057 for the six months ended June 30, 2018 and 2017, respectively. The charge is recorded in general and administrative expenses in the accompanying consolidated statements of operations.

On August 27, 2018, the remaining unvested PPUs were vested and all outstanding PPUs were exercised and converted to Common units. The Common units were sold in connection with the sale of the Company discussed in note 1.

(14)	Income Taxes

For the six months ended June 30, 2018 and 2017, income before income taxes consists of the following:

	2018	2017
U.S. operations	$6,679,686	10,380,923
Foreign operations	3,790,494	2,304,480
	$10,470,180	12,685,403

As discussed in note 3, the Company is treated as a partnership for U.S. income tax purposes and the income and losses are passed through to the members. The foreign subsidiaries file separate company tax returns in the foreign jurisdictions in which they operate. Accordingly, the consolidated financial statements only reflect foreign income taxes

The Company has foreign operations in the United Kingdom, Israel, Taiwan, South Korea, Japan, Singapore, China, and the Netherlands. Foreign taxes of $952,294 and $892,412 for the six months ended June 30, 2018 and 2017, respectively, have been recorded for the foreign subsidiaries that reported a pretax profit in 2018 and 2017, while no benefit was recorded for the foreign subsidiaries that reported a loss due to the uncertainty of utilization of the resulting tax loss carryforwards.

At December 31, 2017, the Company has foreign net operating loss carryforwards of approximately $21,005,000.